UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

ARCLIGHT CLEAN TRANSITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39546	98-1551379
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

200 Clarendon Street, 55th Floor
Boston, MA, 02116
(Address of principal executive offices)

(617) 531-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ACTCU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	ACTC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ACTCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2021, ArcLight Clean Transition Corp. (“ArcLight”) held an extraordinary general meeting of its shareholders (the “General Meeting”), at which holders of 19,236,552 ordinary shares (consisting of 12,299,052 Class A ordinary shares and 6,937,500 Class B ordinary shares) were present in person or by proxy, representing 55.45% of the voting power of ArcLight’s ordinary shares as of the date of the General Meeting, and constituting a quorum for the transaction of business. The proposals listed below are described in more detail in the definitive proxy statement/prospectus of ArcLight which was filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021 (the “Proxy Statement”). A summary of the voting results at the General Meeting is set forth below:

The shareholders approved the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Equity Incentive Award Plan Proposal and the Employee Stock Purchase Plan Proposal (each as defined in the Proxy Statement).

The voting results for each proposal were as follows:

The Business Combination Proposal:

For	Against	Abstain
19,216,745	12,407	7,400

The Domestication Proposal:

For	Against	Abstain
19,208,790	17,051	10,711

Governing Documents Proposal A:

For	Against	Abstain
17,052,608	2,142,667	41,277

Governing Documents Proposal B:

For	Against	Abstain
17,001,081	2,200,757	34,714

Governing Documents Proposal C:

For	Against	Abstain
17,019,694	2,184,491	32,367

Governing Documents Proposal D:

For	Against	Abstain
19,193,930	17,535	25,087

The Nasdaq Proposal:

For	Against	Abstain
19,168,563	48,371	19,618

The Equity Incentive Award Plan Proposal:

For	Against	Abstain
16,584,044	2,599,601	52,907

The Employee Stock Purchase Plan Proposal:

For	Against	Abstain
19,121,533	81,154	33,865

As there were sufficient votes to approve the above proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Based on the results of the General Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the Proxy Statement, the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of January 11, 2021, by and among ArcLight, Phoenix Merger Sub, Inc. and Proterra Inc, including the Domestication and the Merger (as such terms are defined in the Proxy Statement), are expected to be consummated on or before June 14, 2021. Following the consummation of the Transactions, the common stock and warrants of New Proterra (as such term is defined in the Proxy Statement) are expected to begin trading on the Nasdaq Capital Market under the symbols “PTRA” and “PTRAW,” respectively, on June 15, 2021.

Additional Information

In connection with the previously announced business combination (the “Business Combination”), the Registration Statement on Form S-4 (File No. 333-252674) (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission (the “SEC”), which includes the related proxy statement and prospectus of ArcLight with respect to the Extraordinary General Meeting. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that ArcLight has or will send to its shareholders in connection with the transactions contemplated by the Business Combination. ArcLight’s shareholders and other interested persons are advised to read the Registration Statement and the related proxy statement/prospectus and any documents filed in connection therewith, as these materials will contain important information about Proterra, ArcLight, and the Business Combination. The definitive proxy statement and related materials have been mailed to ArcLight’s shareholders who were holders of record as of May 4, 2021. The documents filed by ArcLight with the SEC may also be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by ArcLight may be obtained free of charge from ArcLight at https://www.arclightclean.com or by directing a request to: ArcLight Clean Transition Corp., 200 Clarendon Street, 55th Floor, Boston, MA 02116.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 8.01. Other Events.

In connection with the Business Combination, holders of 15,172 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $151,772.59.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2021

ARCLIGHT CLEAN TRANSITION CORP.

By:	/s/ John F. Erhard
Name:	John F. Erhard
Title:	President and Chief Executive Officer

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